This Secured Term Note and any securities to which Holder hereof is entitled upon exercise of exchange rights arising hereunder have not been registered under the Securities Act of 1933, as amended, or any applicable state securities acts and may not be offered sold, pledged or otherwise disposed of in the absence of an effective registration statement or an exemption from registration under such acts.

                                Secured Term Note

Chicago, Illinois
December 28, 2001                                            $2,000,000 (U.S.D.)


         FOR VALUE RECEIVED, Altair International, Inc., an Ontario corporation (the "Company"), Altair Nanomaterials, Inc., a Nevada corporation, Mineral Recovery Systems, Inc., a Nevada corporation, and Fine Gold Recovery Systems, Inc., a Nevada corporation (collectively, the "Consolidated Companies"), hereby jointly and severally promise to pay to the order of Doral 18, LLC, a Cayman Islands limited liability company or registered assigns ("Holder") the principal amount of Two Million (U.S.) Dollars ($2,000,000) on March 31, 2003 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof as described in Section 2 hereof, at the rate of Eleven Percent (11%) per annum from the date hereof (the "Issuance Date") until the unpaid principal balance becomes due and payable, whether at maturity, upon acceleration, upon prepayment in accordance with the terms hereof. Interest on unpaid principal under this Secured Term Note (this "Note") shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable as provided in Section 2 hereof. Any amount of this Note which is not paid when due shall bear interest at the rate of 18% per annum (prorated for partial months) (rather than at the rate set forth above) until the same is paid in full (the amount of such interest payment may be referred to in this Note as "Default Interest"). Any amount with respect to which an "Exchange Right" pursuant to Section 2(B) hereof has accrued shall be deemed to have been paid when due.

         1.  Payment Terms.

             A. Method of Payment. All payments of principal and interest on this Note (to the extent such principal and/or interest is not exchanged for common shares of the Company ("Common Stock") in accordance with the terms hereof), shall be made in lawful money of the United States of America by wire transfer of immediately available funds as follows: American National Bank and Trust, 120 South LaSalle Street, Chicago, IL 60603, ABA 071000770, FBO Doral 18, LLC, A/C 5330299586 or to such other account as Holder may from time to time designate by not less than 10 days prior written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Chicago, Illinois are authorized or required by law or executive order to remain closed.

             B. Prepayments. This Note may be prepaid at any time by the Consolidated Companies but shall be subject to a prepayment penalty equal to 5% of the principal amount of the Note being prepaid. Any prepayment by the

Consolidated Companies shall be made in cash and shall be applied against amounts due and payable in the manner as determined by the Holder in its sole and absolute discretion.

         2.  Redemption or Exchange of Accruing Interest.

             A. Monthly Interest Payment. Commencing on the first monthly anniversary of the Issuance Date and continuing on each monthly anniversary of the Issuance Date thereafter (each such monthly anniversary, a "Due Date"), the Consolidated Companies shall be obligated to pay to Holder, as provided in this
Section 2(A) or Section 2(B) below, an amount equal to all unpaid interest that has accrued and since the immediately preceding Due Date (the "Monthly Payment Amount"). Notwithstanding the foregoing, commencing on the first Due Date subsequent to the Issuance Date, and continuing on each Due Date thereafter, subject to the existence of a Cash Payment Event described in Section 4, the Company shall notify Holder as to whether the Consolidated Companies will satisfy all or a portion of the Monthly Payment Amount through redemption, as described in the following sentence (an "Optional Monthly Redemption"). If the Consolidated Companies elect to satisfy all or part of a Monthly Payment Amount through an Optional Monthly Redemption, the Consolidated Companies shall pay to Holder that portion of the Monthly Payment Amount that the Consolidated Companies have elected to redeem in cash on or before the respective Due Date.

             B. Accrual of Exchange Right. Subject to the existence of a Cash Payment Event described in Section 4, if the Consolidated Companies elect not to redeem an entire Monthly Payment Amount through an Optional Monthly Redemption as provided in Section 2(A), the portion of the Monthly Payment Amount that is not redeemed through an Optional Monthly Redemption on or before the respective Due Date (the "Exchange Amount") shall become immediately exchangeable into shares of Common Stock at a price equal to 75% of the average of the closing price of the Common Stock (as reported by Bloomberg) for the five (5) trading days ending on the trading day immediately preceding the respective Due Date or (the "Exchange Price"). Thereafter, so long as the exchange is permitted under all applicable laws and regulations, Holder shall be entitled to convert the Exchange Amount into fully paid and nonassessable shares of Common Stock at the Exchange Rate applicable to such Exchange Amount. The Exchange Rate with respect to any Exchange Amount shall be a number of shares of Common Stock equal to the Exchange Amount divided by the Exchange Price applicable to such Exchange Amount. The exchange rights of Holder described in this Section 2(B) (the "Exchange Rights") shall be cumulative and, subject to Section 2(C), shall be exercisable in whole or in part at any time prior to repayment in full of the Note.

             C. Redemption of Exchange Right. At any time the Consolidated Companies have paid, or intend to pay, all outstanding principal under the Note in full, the Company may give Holder written notice (the "Redemption Notice") stating that the Consolidated Companies have paid, or intend to pay, all outstanding principal under the Note in full and specifying the portion of any accumulated and unexercised Exchange Rights the Consolidated Companies intend to redeem in connection therewith. Upon receipt of a Redemption Notice, Holder shall have a period of three Business Days during which to exercise any or all Exchange Rights that may be subject to such Redemption Notice, after which the Consolidated Companies may redeem the number of accumulated and unexercised Exchange Rights designated in the Exchange Notice (or a lesser amount equal to all accumulated and unexercised Exchange Rights if such number is less than the number specified in the Redemption Notice) in exchange for the "Exchange Redemption Price." The Exchange Redemption Price shall be equal to the product of 1.05 multiplied by the aggregate Exchange Amounts for all Exchange Rights being redeemed.

             D. Exercise of Exchange Right. The exchange or conversion of Exchange Rights under this Note shall be conducted in the following manner:

                 (i) Holder's Delivery Requirements. To exercise any accumulated Exchange Rights on any date (an "Exchange Date"), Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed Notice of Exchange in the form attached hereto as Exhibit A (an "Exchange Notice") to the Company.

                 (ii) Company's Response. Upon receipt by the Company of a copy of a Exchange Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Exchange Notice, send, via facsimile, a confirmation of receipt of such Exchange Notice to Holder and the transfer agent of the Company, as the same may be designated by the Company from time to time (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Exchange Notice in accordance with the terms hereof. Upon receipt by the Transfer Agent of a copy of the executed Exchange Notice, the Transfer Agent shall, no later than the 2nd trading day following the date of the Company's receipt by it of the Exchange Notice, (A) issue and surrender to a common carrier for overnight delivery to Holder's brokerage account #70357 (the "Doral Brokerage Account") with Credit Suisse First Boston (the "Broker"), a certificate, registered in the name of Holder, for the number of shares of Common Stock to which Holder shall be entitled, or (B) in the event the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of Holder, credit such aggregate number of shares of Common Stock to which Holder shall be entitled to the Broker's balance account with DTC through its Deposit Withdrawal Agent Commission system to be further credited to the Doral Brokerage Account by the Broker. Delivery of shares in accordance with
Section 2(D)(ii) shall be considered payment in full of the Exchange Amount designated in the Exchange Notice.

                 (iii) Dispute Resolution. In the case of a dispute as to the determination of the Exchange Price or the Exchange Rate, the Company shall instruct the Transfer Agent to issue to Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations to Holder via facsimile within one (1) Business Day of receipt of Holder's Exchange Notice. If Holder and the Company are unable to agree upon the determination of the Exchange Price or Exchange Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed determination to an independent, reputable investment bank selected by the Company and approved by Holder or to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and Holder of the results no later than the third (3rd) day after the date it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                 (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon exercise of Exchange Rights shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date.

                 (v)  Book-Entry.  Upon  exercise  of any  accumulated  Exchange
Rights hereunder in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Company. Holder and the Company shall maintain records showing the respective Exchange Amounts that have been accumulated, the Exchange Rates applicable to such Exchange Amounts and the Exchange Amounts exchanged from time to time and the dates of such exchanges or shall use such other method, reasonably satisfactory to Holder and the Company, so as not to require physical surrender of this Note upon each such exchange. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

                 (vi) Taxes. The Company shall pay any and all transfer taxes (but not income taxes) that may be payable with respect to the issuance and delivery of Common Stock upon the exercise of Exchange Rights under this Note.

                 (vii) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any exercise of Exchange Rights. All shares of Common Stock (including fractions thereof) issuable upon exchange of this Note by a holder thereof shall be aggregated for purposes of determining whether the exchange would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up (if greater than or equal to .50) or down (if less than .50)to the nearest whole share.

             E. Limitation on Beneficial Ownership. The Holder shall not have the right to exchange any Exchange Right pursuant to Section 2(D) to the extent that after giving effect to such exchange Holder (together with such person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such exchange. For purposes of the foregoing sentence, the definitions of "person" and "affiliate" shall have the meanings applicable to calculations in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the number and percentage of shares of Common Stock beneficially owned by a person and its affiliates or acquired by a person and its affiliates shall be calculated in accordance with Section 13(d) of the Exchange Act, except that the number of shares of Common Stock beneficially owned by a person and its affiliates or acquired by a person and its affiliates shall include the number of shares of Common Stock issuable upon the exercise of Exchange Rights under this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exchange of any unexercised Exchange Rights under this Note beneficially owned by such person and its affiliates and (ii) exercise or exchange of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on exchange or exercise analogous to the limitation contained herein beneficially owned by such person and its affiliates. Notwithstanding anything to the contrary contained herein, each Exchange Notice shall constitute a representation by Holder that, after giving effect to such Exchange Notice, to the best of Holder's knowledge, Holder will not beneficially own (as determined in accordance with this Section 2(E)) a number of shares of Common Stock in excess of 4.99% of the outstanding shares of Common Stock (1) as reflected in the Company's most recent shareholder list, which list shall be provided to Holder by the Company on a quarterly basis and certified by the Company as true, complete and accurate as of the date thereof, or (2) as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release by the Company or other notice by the Company to Holder setting forth the number of shares of Common Stock outstanding, but after giving effect to exchanges of this Note (including the exchange with respect this determination is being made) by Holder since the date as of which such number of outstanding shares of Common Stock was disclosed.

             F. Reservation of Shares. The Company shall, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of Exchange Rights, such number of shares of Common Stock as shall from time to time be sufficient to effect the exchange of all accumulated Exchange Rights.

         3.  Anti-Dilution.

             A.  Certain   Definitions.   For  purposes  of  this  Section,  the
following terms shall have the following meanings:

                 (i) "Exchangeable Securities" shall mean evidences of indebtedness, shares (including, without limitation, Preferred Shares) of stock or other securities which are exchangeable into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                 (ii) "Preferred Shares," as applied to any person, shall mean shares of such person, which shall be entitled to preference or priority over any other shares of such person in respect of either the payment of dividends or the distribution of assets upon liquidation.

                 (iii) "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Exchangeable Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

             B. Stock Dividends, Subdivisions and Combinations. If and whenever the Company subsequent to the date hereof: (A) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Exchangeable Securities or Stock Purchase Rights; (B) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exchange Price applicable to all accumulated Exchange Amounts shall be adjusted to that price determined by multiplying the Exchange Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by Holder) and exercises of Stock Purchase Rights (including any Warrants held by Holder).

             C. Reorganization, Reclassification or Recapitalization of the Company. In the event that the Company effects (i) any reorganization or reclassification or recapitalization of the capital stock of the Company, (ii) any consolidation or merger of the Company with or into another person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or event as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable to Holder upon the exchange of this Note or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to receive which Holder would have been entitled had the Holder owned the Common Stock attributable to the accumulated Exchange Rights at the time such transaction or event occurred.

             D. Notice of Adjustments to Exchange Price. As promptly as practicable after the occurrence of any event requiring any adjustment under this Section 3 to the Exchange Price (or to the number or kind of securities or other property deliverable upon the exercise of accumulated Exchange Rights, the Company shall, at its expense, mail to Holder a certificate of an officer of the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exchange Price and the number of shares of Common Stock issuable upon exercise of accumulated Exchange Rights after giving effect to such adjustment.

         4.  Mandatory Payment of Monthly Payment in Cash.

             A. Mandatory Cash Payment Events. On the Due Date immediately following the occurrence of a Cash Payment Event (as defined below), and on each Due Date thereafter until the Due Date following the "cure" of such Cash Payment Event, the Consolidated Companies will be required to redeem the Monthly Payment Amount for such month, on or before the Due Date, at a price equal to 100% of such Monthly Payment Amount. On each Due Date following the "cure" of a Cash Payment Event, the Consolidated Companies shall be permitted, at their discretion, to effect an Option Monthly Redemption as described in Section 2.A or to permit Exchange Rights to accrue as described in Section 2.B. (Notwithstanding a subsequent "cure" of a Cash Payment Event, the Consolidated Companies shall not be permitted to request a refund of Monthly Payment Amounts paid in cash or to cause Exchange Rights to accrue with respect thereto). For purposes of this Note, "Cash Payment Event" means any of the following events or time periods:

                 (i)  the suspension  of the Common  Stock from trading for four
(4) consecutive trading days or for a total of ten (10) trading days out of the preceding 120 days (until such event has been cured by the completion of 20 consecutive trading days without a suspension of the Common Stock from trading);

                 (ii) if for any reason following January 7, 2002 sales cannot be made for four (4) consecutive trading days or for a total of ten (10) trading days out of the preceding 120 days pursuant to the Company's registration statement, file no. 333-54092 (the "Existing Registration Statement") because the Company has filed one or more post-effective amendments thereto, (the "Existing Registration Statement Amendment") and such amendment or amendments have not been declared effective, provided, however, that such Cash Payment event shall be cured at any time sales can be made under the Existing Registration Statement for 20 consecutive trading days;

                 (iii)if, without shareholder approval, the issuance of all shares of Common Stock issuable upon exercise of Exchange Rights, together with the shares of Common Stock issued to date upon exercise, conversion or exchange of all exchange rights and warrants issued to Holder pursuant to the Securities Purchase Agreement dated December 15, 2000 between the Company and Holder (the "Purchase Agreement") and the Note Termination and Issuance Agreement dated as of even date herewith among the Consolidated Parties and Holder (the "Termination Agreement"), would result in the issuance of more than 19.9% of the aggregate number of outstanding shares of Common Stock on December 15, 2000;

                 (iv) if the closing price of a share of Common Stock (as reported by Bloomberg) has been below $1.00 for ten consecutive trading days (until such event has been cured by the closing price of a share of Common Stock (as reported by Bloomberg) subsequently equaling or exceeding $1.00 for ten consecutive trading days thereafter); or

                 (v) if for any reason following the effective date of the New Registration Statement (as defined in the Registration Rights Agreement entered into between Lender and the Company on even date herewith) sales cannot be made for four (4) consecutive trading days or for a total of ten (10) trading days out of the preceding 120 days pursuant to the New Registration Statement because the Company has filed one or more post-effective amendments thereto and such amendments have not yet been declared effective; provided, however, that such Cash Payment event shall be cured at any time sales can be made under the Registration Statement for 20 consecutive trading days.

             B. Mechanics of Cash Payment. Within one (1) day after the occurrence of a Cash Payment Event, the Company shall deliver a written notice thereof via facsimile and overnight courier ("Notice of Redemption") to Holder.

Until such Cash Payment Event has been cured, the Company shall pay each Monthly Payment Amount in cash on or before the relevant Due Date as provided in Section 1(A). As long as the Company pays each Monthly Payment Amount in cash on or before the relevant Due Date prior to the cure of a Cash Payment Event, the occurrence of such Cash Payment Event shall not be an Event of Default under the Note.

         6. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Holder) to insure that Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of Exchange Rights under this Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of Exchange Rights under this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note).

         7. Security for Note. Notwithstanding the termination of the $7,000,000 Asset Backed Exchangeable Term Note dated December 15, 2000 as the same was amended on August 31, 2001 described therein (the "Prior Note"), this Note shall be secured by the Security Agreement dated December 15, 2000 as the same was amended on August 31, 2000 between Altair Nanomaterials, Inc. and Doral 18, LLC (including the Intellectual Property Security Agreement attached thereto as Exhibit A as the same was amended on August 31, 2000 (the "Security Agreement"), the Stock Pledge Agreement dated December 15, 2000 between Doral and Altair, and the Stock Pledge Agreement dated December 15, 2000 between Mineral Recovery Systems, Inc. and Doral 18, LLC as the same was amended as of the date hereof (the "Stock Pledge Agreements") to the same extent and in the same manner as the Prior Note and all references to the Prior Note in the Security Agreement and the Stock Pledge Agreements shall be deemed to refer to this Note.

         8.  Defaults and Remedies.

             A. Events of Default. An "Event of Default" is (i) default in payment of principal, interest or Default Interest on this Note when and as due;
(ii) failure by the Consolidated Companies for thirty (30) days after notice to it to comply with any other material provision of this Note; (iii) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter in principal amount greater than $200,000; (iv) if any representation made by the Consolidated Companies in the Termination Agreement was untrue as of the date it was made; (v) any failure to observe or perform any of the covenants set forth in the Termination Agreement which is not remedied by the Consolidated Companies within 30 days after notice thereof to the Company by Holder; (vi) any event occurs or condition exists which is specified as an event of default under the Security Agreement or the Stock Pledge Agreements or the failure to observe or perform any of the covenants set forth in the Security Agreement or Stock Pledge Agreements which is not remedied within the applicable cure period, if any;
(vii) if any of the Consolidated Companies pursuant to or within the meaning of any Bankruptcy Law (as defined below): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case;
(C) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against any of the Consolidated Companies in an involuntary case; (B) appoints a Custodian for any of the Consolidated Companies or for all or substantially all of their properties; or (C) orders the liquidation of any of the Consolidated Companies or any subsidiary thereof, and the order or decree remains unstayed and in effect for ninety (90) days; (viii) if the "cash or cash equivalents" item reflected on the balance sheet of the Consolidated Companies included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed with the Securities and Exchange Commission is less than $250,000; or (ix) if, at any time the closing price of the Common Stock (as reported by Bloomberg) has been below $1.00 for three consecutive trading days and Holder requests a current balance sheet and/or copies of cash or cash equivalent account statements of the Consolidated Companies as of the date of such request, the "cash or cash equivalents" item reflected on such balance sheet of the Consolidated Companies is less than $250,000. The term "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), Title 11, U.S. Code, or any similar Federal, Provincial. or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

             B. Remedies. If an Event of Default occurs and is continuing, Holder may notify the Company that it is declaring all of this Note, including any interest and Default Interest and other amounts due or to become due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vi) or (vii), this Note shall become due and payable without further action or notice by Holder.

         9.  Miscellaneous Provisions.

             A. Amendment. This Note and any provision hereof may only be amended by an instrument in writing signed by the Consolidated Companies (or only the Company) and Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

             B. Termination of Previous Note. Upon the execution of this Note by Holder, the Prior Note shall immediately and automatically, without any action on the part of any person, be deemed to be canceled, terminated and paid in full.

             C. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Consolidated Companies shall execute and deliver a new Note of like tenor and date.

             D. Payment of Collection, Enforcement and Other Costs. If: (i) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; then the Company shall pay to Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

             E. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

             F. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by Holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by Holder at the time of such surrender. The date the Consolidated Companies initially issue this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

             G. Waiver of Notice. To the extent permitted by law, the Consolidated Companies hereby waive demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

             H. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

             I. Remedies. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit
Holder's right to pursue actual damages for any failure by Consolidated Companies to comply with the terms of this Note.

             J. Construction. This Note shall be deemed to be jointly drafted by the Company and Holder and shall not be construed against any person as the drafter hereof.

             K. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

             L. Restrictions on Transfer. Holder, by acceptance of this Note, agrees that it will not, absent any effective registration statement under the 1933 Act and any applicable state securities acts covering the disposition of this Note or the Common Stock issued in connection with this Note, sell or transfer this Note or such shares of Common Stock, as the case may be, without first providing the Company with any opinion of counsel reasonably acceptable to the Company (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from registration under the 1933 Act and any applicable state securities acts. Holder consents to the Company making a notation on its records or giving appropriate instructions to any transfer agent in order to implement such restrictions on transferability.

             M. Transfer Restriction Legend. Each certificate, if any, for shares of Common Stock issued in connection with this Note shall, unless at the time of such issuance the re-sale of such shares of Common Stock, are registered under the 1933 Act and any applicable state securities acts, bear a legend, in addition to other legends as may be required by applicable securities laws of the Province of Ontario, in substantially the following form on the face thereof:

                           THESE  SECURITIES HAVE NOT BEEN REGISTERED  UNDER THE
                  SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION UNDER SUCH ACTS, UNLESS IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION (WHICH MAY BE COUNSEL TO THE CORPORATION) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS IS AVAILABLE.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the 1933 Act and any applicable state securities acts.

             N. Notices. All notices and other communications required under or contemplated by this Note shall be provided in the manner, and be subject to the other terms of, Section 7(F) of the Termination Agreement.

             O. Judgment Currency.

                (i) If, for the purpose of obtaining or enforcing judgment against the Consolidated Companies in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(O) referred to as the "Judgment Currency") an amount due under any this Note in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (A) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (B) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 9(O) being hereinafter in this Section 9(O) referred to as the "Judgment Conversion Date").

                (ii) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 9(O)(i), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Consolidated Companies shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Consolidated Companies under
Section 9(O)(ii) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note. The term "rate of exchange" in this Section 9(O) means the rate of exchange at which Holder would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell Canadian Dollars or US Dollars, as the case may be, against the Judgment Currency.

             P. Interest Act. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Note (and stated herein as applicable to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time.

             Q. Criminal Rates of Interest. If any provision of this Note would obligate the Consolidated Companies to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or in such other similar applicable legislation) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid to Holder under this Section 9(Q); and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to Holder which would constitute interest for purposes of
Section 347 of the Criminal Code (Canada) or in such other similar applicable legislation. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Holder shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada) or in such other similar applicable legislation, then the Company shall be entitled, by notice in writing to Holder, to obtain reimbursement from Holder in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by Holder to the Consolidated Companies. Any amount or rate of interest referred to in this Section 9(Q) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Note.

         IN WITNESS WHEREOF, the Consolidated Parties and Lender have caused this Secured Term Note to be duly executed and delivered as of the 28th day of December, 2001.

The "Consolidated Parties"


         ALTAIR INTERNATIONAL, INC.


         By:/s/ William P. Long
            -----------------------------------------
         Its:
              ---------------------------------------


         MINERAL RECOVERY SYSTEMS, INC.


         By:/s/ William P. Long
            -----------------------------------------
         Its:
              ---------------------------------------


         FINE GOLD RECOVERY SYSTEMS, INC.


         By:/s/ William P. Long
            -----------------------------------------
         Its:
              ---------------------------------------


         ALTAIR NANOMATERIALS, INC.


         By:/s/ C. Patrick Costin
            -----------------------------------------
         Its:
              ---------------------------------------



"Lender"

         Doral 18, LLC


         By:_______________________________
                  David White, authorized signatory

                                    EXHIBIT A

                             ISSUER EXCHANGE NOTICE

Reference is made to the $2,000,000 Secured Term Note dated December 28, 2001 issued by Altair International, Inc. and certain subsidiaries of Altair International Inc. (the "Note"). Capitalized terms used in this Issuer Exchange Notice shall have the meaning set forth in the Note. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Exchange Amount(s) designated below into shares of Common Stock at the Exchange Rate applicable thereto:

------------------------- -------------- -------------------------- --------------------- --------------------------
 Total Monthly Payment     Applicable     Monthly Payment Amount         Applicable             Common Shares
         Amount             Due Date             Exchanged             Exchange Price        Issuable to Holder
------------------------- -------------- -------------------------- --------------------- --------------------------

------------------------- -------------- -------------------------- --------------------- --------------------------

------------------------- -------------- -------------------------- --------------------- --------------------------

------------------------- -------------- -------------------------- --------------------- --------------------------

------------------------- -------------- -------------------------- --------------------- --------------------------


Acknowledged and Agreed to:

         Altair International, Inc.


         By:__________________________
         Its:__________________________



         Doral 18, LLC


         By:__________________________
         Its:__________________________